EXHIBIT 1

JOINT FILING AGREEMENT

UXIN LIMITED

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 22, 2021.

NBNW Investment Limited

By:	/s/ Bin Li
Bin Li, Director

Eve One Fund II L.P.

By: NIO CAPITAL II LLC
Its: general partner

By:	/s/ Yan Zhu
Yan Zhu, Authorized Signatory

NIO CAPITAL II LLC

By:	/s/ Yan Zhu
Yan Zhu, Authorized Signatory

Bin Li

By:	/s/ Bin Li

Abundant Grace Investment Limited

By:	/s/ Wei Mao
Wei Mao, Director